INTERIM INVESTMENT SUB-ADVISORY AGREEMENT
        AGREEMENT made as of this 10th day of
February,
2007, by and among Old Mutual Capital, Inc. (the
Adviser), Ashfield Capital Partners, LLC (the
Sub-Adviser), and Old Mutual Insurance Series
Fund, a Delaware statutory trust (the Trust).
        WHEREAS, the Trust is registered as an open-
end management investment company under the
Investment Company Act of 1940, as amended (the
1940 Act);
        WHEREAS, CastleArk Management, LLC
(CastleArk) currently provides investment advisory
services to the portfolios listed on Schedule A to
this Agreement (each a Fund and together, the
Funds) pursuant to that certain investment
advisory agreement between the Trust and CastleArk
(the Prior Advisory Agreement);
        WHEREAS, the Board of Trustees of the Trust,
including a majority of the independent trustees,
has appointed the Sub-Adviser as the new investment
sub-adviser to that portion of the assets of each
Fund that are allocated by the Adviser to a
designated custodial account established at the
Funds custodian (each such portion, a Portfolio),
which may constitute some or all of the assets of a
Fund, and the Sub-Adviser is willing to render such
investment sub-advisory services to the Portfolios
under this Agreement until a new investment sub-
advisory agreement is approved by the shareholders
of each Fund, as required by Section 15 of the 1940
Act;
        WHEREAS, the appointment of the Sub-Adviser
will become effective upon the date first above
written;
        WHEREAS, the Fund, the Adviser and the Sub-
Adviser desire to comply with the provisions of
paragraphs (b)(1) of Rule 15a-4 under the 1940 Act.
        NOW, THEREFORE, the parties hereto agree as
follows:
1.	(a)	Subject to supervision by the Adviser
and the Trusts Board of Trustees, the Sub-Adviser
shall manage the investment operations of the
Portfolios and the composition of the Portfolios
investment portfolios, including the purchase,
retention and disposition thereof, in accordance
with the Funds investment objectives, policies and
restrictions as stated in each Funds Prospectus
(such Prospectus and Statement of Additional
Information as currently in effect and as amended or
supplemented from time to time, being herein called
the Prospectus), and subject to the following
understandings:
                (1)	The Sub-Adviser shall
provide
supervision of the Portfolios investments and
determine from time to time what investments and
securities will be purchased, retained or sold by
the Portfolios, and what portion of the assets will
be invested or held uninvested in cash.
                (2)	In the performance of its
duties
and obligations under this Agreement, the Sub-
Adviser shall act in conformity with the Trusts
Agreement and Declaration of Trust and the
Prospectus and with the instructions and directions
of the Adviser and of the Board of Trustees and will
conform and comply with the requirements of the 1940
Act, the Internal Revenue Code of 1986, as amended,
and all other applicable federal and state laws and
regulations, as each is amended from time to time.
                (3)	The Sub-Adviser shall
determine
the securities to be purchased or sold by the
Portfolios and will place orders with or through
such persons, brokers or dealers to carry out the
policy with respect to brokerage set forth in such
Funds Registration Statement (as defined herein)
and Prospectus or as the Board of Trustees or the
Adviser may direct from time to time, in conformity
with federal securities laws. In providing the
Portfolios with the investment supervision, the Sub-
Adviser will give primary consideration to securing
the most favorable price and efficient execution.
Within the framework of this policy, the Sub-Adviser
may consider the financial responsibility, research
and investment information and other services
provided by brokers or dealers who may effect or be
a party to any such transaction or other
transactions to which the Sub-Advisers other
clients may be a party. It is understood that it is
desirable for the Portfolios that the Sub-Adviser
have access to supplemental investment and market
research and security and economic analysis provided
by brokers who may execute brokerage transactions at
a higher cost to the Portfolios than may result when
allocating brokerage to other brokers on the basis
of seeking the most favorable price and efficient
execution. Therefore, the Sub-Adviser is authorized
to place orders for the purchase and sale of
securities for the Portfolios with brokers, subject
to review by the Trusts Board of Trustees from time
to time with respect to the extent and continuation
of this practice. It is understood that the services
provided by such brokers may be useful to the Sub-
Adviser in connection with the Sub-Advisers
services to other clients.
        On occasions when the Sub-Adviser deems the
purchase or sale of a security to be in the best
interest of a Portfolio as well as other clients of
the Sub-Adviser, the Sub-Adviser, to the extent
permitted by applicable laws and regulations, may,
but shall be under no obligation to, aggregate the
securities to be so purchased or sold in order to
obtain the most favorable price or lower brokerage
commissions and efficient execution. In such event,
allocation of the securities so purchased or sold,
as well as the expenses incurred in the transaction,
will be made by the Sub-Adviser in the manner it
considers to be the most equitable and consistent
with its fiduciary obligations to the Portfolios in
question and to such other clients.
                (4)	The Sub-Adviser shall
maintain all
books and records with respect to the Portfolios
portfolio transactions required by subparagraphs
(b)(5), (6), (7), (9), (10) and (11) and paragraph
(f) of Rule 31a-1 under the 1940 Act and shall
render to the Trusts Board of Trustees such
periodic and special reports as the Trusts Board of
Trustees may reasonably request.
                (5)	The Sub-Adviser shall
provide the
Funds Custodian on each business day with
information relating to all transactions concerning
the Portfolios assets and shall provide the Adviser
with such information upon request of the Adviser.
                (6)	(a)	The investment
management
services provided by the Sub-Adviser under this
Agreement are not to be deemed exclusive and the
Sub-Adviser shall be free to render similar services
to others, as long as such services do not impair
the services rendered to the Adviser or the Trust.
                         (b)	Services to be
furnished by
the Sub-Adviser under this Agreement may be
furnished through the medium of any of the Sub-
Advisers officers or employees. It is understood
that the Sub-Adviser may obtain certain
administrative services, including, without
limitation, services relating to trade
reconciliation and the production of client reports,
from its parent company in carrying out its
obligations under this Agreement.
                         (c)	The Sub-Adviser shall
keep
the Portfolios books and records required to be
maintained by the Sub-Adviser pursuant to paragraph
1(a) of this Agreement and shall timely furnish to
the Adviser all information relating to the Sub-
Advisers services under this Agreement needed by
the Adviser to keep the other books and records of
the Portfolios required by Rule 31a-1 under the 1940
Act. The Sub-Adviser agrees that all records that it
maintains on behalf of the Portfolios are property
of the Funds and the Sub-Adviser will surrender
promptly to a Fund any of such records upon the
Funds request; provided, however, that the Sub-
Adviser may retain a copy of such records. The Sub-
Adviser further agrees to preserve for the periods
prescribed by Rule 31a-2 under the 1940 Act any such
records as are required to be maintained by it
pursuant to paragraph 1(a) of this Agreement.
2.	The Adviser shall continue to have
responsibility for all services to be provided to
the Portfolios pursuant to the Advisory Agreement
and shall oversee and review the Sub-Advisers
performance of its duties under this Agreement.
3.	The Adviser has delivered to the Sub-Adviser
copies of each of the following documents and will
deliver to it all future amendments and supplements,
if any:
        (a)	Agreement and Declaration of Trust, as
filed with the Secretary of State of Delaware (such
Agreement and Declaration of Trust as in effect on
the date of this Agreement, and as amended from time
to time, are herein called the Agreement and
Declaration of Trust);
        (b)	By-Laws of the Trust (such By-Laws, as
in effect on the date of this Agreement, and as
amended from time to time, are herein called the
By-Laws);
        (c)	Certified resolutions of the Trusts
Board of Trustees authorizing the appointment of the
Sub-Adviser and approving the form of this
Agreement;
        (d)	Registration Statement under the 1940
Act and the Securities Act of 1933, as amended, on
Form N-1A (the Registration Statement), as filed
with the Securities and Exchange Commission (the
Commission) relating to the Funds and shares of
the Funds beneficial shares, and all amendments
thereto;
        (e)	Notification of Registration of the
Funds under the 1940 Act on Form N-8A as filed with
the Commission, and all amendments thereto; and
        (f)	Prospectus of the Funds.
4.	For the services to be provided by the Sub-
Adviser pursuant to this Agreement for the
Portfolios, the Adviser will pay to the Sub-Adviser
as full compensation therefore a fee at an annual
rate equal to the percentage of each Portfolios
average daily net assets listed on Schedule A (net
of 50% of any waivers, reimbursement payments,
supermarket fees and alliance fees waived,
reimbursed or paid by the Adviser in respect of the
Portfolio).  This fee will be paid to the Sub-
Adviser from the Advisers advisory fee for such
Portfolio.  Such compensation will be held in
interest-bearing escrow accounts for the Portfolio
with the Trusts custodian bank in accordance with a
separate Escrow Agreement.  If a majority of a
Funds outstanding voting securities (as defined in
the 1940 Act) approve a new contract with the Sub-
Adviser by the end of the 150-day period commencing
on the Commencement Date (defined below), the amount
in the escrow account (including interest earned)
will be paid to the Adviser, and the Adviser will
pay to the Sub-Adviser the fee specified in Schedule
A, upon the date of such approval by each such Fund.
If a majority of a Funds outstanding voting
securities do not approve a contract with the Sub-
Adviser by the end of such 150 day period, the Sub-
Adviser shall be paid, out of the escrow account,
the lesser of: (i) any costs incurred in performing
the interim contract (plus interest earned on that
amount while in escrow); or (ii) the total amount in
the escrow account (plus interest earned).
                To the extent that the Adviser is
reimbursed by the Trust for any waived fees or
reimbursed expenses pursuant to the terms of a
separate expense limitation agreement between the
Trust and the Adviser, the Adviser will pay to the
Sub-Adviser its pro-rata share of any such
reimbursed amount.
5.	The Sub-Adviser shall not be liable for any
error of judgment or for any loss suffered by a Fund
or the Adviser in connection with performance of its
obligations under this Agreement, except a loss
resulting from a breach of fiduciary duty with
respect to the receipt of compensation for services
(in which case any award of damages shall be limited
to the period and the amount set forth in Section
36(b)(3) of the 1940 Act), or a loss resulting from
willful misfeasance, bad faith or gross negligence
on the Sub-Advisers part in the performance of its
duties or from reckless disregard of its obligations
and duties under this Agreement, except as may
otherwise be provided under provisions of applicable
state law which cannot be waived or modified hereby.
6.	This Agreement shall commence on the date
first above written (the Commencement Date) and
continue until, the sooner of the date: (i) with
respect to a Fund, the date when a new investment
sub-advisory agreement with the Sub-Adviser is
approved by the Trustees and a majority (as defined
in the 1940 Act) of the Funds outstanding voting
securities (as defined in the 1940 Act); or (ii) one
hundred and fifty (150) days from the Commencement
Date.  Once a Fund listed on Schedule A hereto
receives approval from a majority of the outstanding
voting securities as required by section (i) above,
that Fund will be deemed to have terminated this
Agreement and be governed by the new investment sub-
advisory agreement.  Notwithstanding the foregoing,
this Agreement may be terminated as to a Fund (a) at
any time without penalty by the Trust upon the vote
of a majority of the Trustees or by vote of the
majority of the Funds outstanding voting
securities, upon ten (10) days written notice to
the Adviser or (b) by the Adviser at any time
without penalty, upon sixty (60) days written
notice to the Trust.  This Agreement will also
terminate automatically in the event of its
assignment (as defined in the 1940 Act).
7.	Nothing in this Agreement shall limit or
restrict the right of any of the Sub-Advisers
directors, officers, or employees to engage in any
other business or to devote his or her time and
attention in part to the management or other aspects
of any business, whether of a similar or dissimilar
nature, nor limit or restrict the Sub-Advisers
right to engage in any other business or to render
services of any kind to any other corporation, firm,
individual or association.
8.	During the term of this Agreement, the Adviser
agrees to furnish the Sub-Adviser at its principal
office all prospectuses, proxy statements, reports
to shareholders, sales literature or other materials
prepared for distribution to shareholders of a
Portfolio, the Trust or the public that refers to
the Sub-Adviser or its clients in any way prior to
use thereof and not to use material if the Sub-
Adviser reasonably objects in writing within five
business days (or such other period as may be
mutually agreed upon) after receipt thereof. The
Sub-Advisers right to object to such materials is
limited to the portions of such materials that
expressly relate to the Sub-Adviser, its services
and its clients. The Adviser agrees to use its
reasonable best efforts to ensure that materials
prepared by its employees or agents or its
affiliates that refer to the Sub-Adviser or its
clients in any way are consistent with those
materials previously approved by the Sub-Adviser as
referenced in the first sentence of this paragraph.
Sales literature may be furnished to the Sub-Adviser
by first-class or overnight mail, facsimile
transmission equipment or hand delivery.
9.	No Trustee or Shareholder of the Trust shall
be personally liable for any debts, liabilities,
obligations or expenses incurred by, or contracted
for under this Agreement.
10.	No provisions of this Agreement may be
changed, waived, discharged or terminated orally,
but only by an instrument in writing signed by the
party against which enforcement of the change,
waiver, discharge or termination is sought, and no
amendment of this Agreement shall be effective until
approved by the vote of the majority of the
outstanding voting securities of the Funds.
11.	This Agreement shall be governed by the laws
of the state of Delaware; provided, however, that
nothing herein shall be construed as being
inconsistent with the 1940 Act.
12.	This Agreement embodies the entire agreement
and understanding among the parties hereto, and
supersedes all prior agreements and understandings
relating to this Agreements subject matter. This
Agreement may be executed in any number of
counterparts, each of which shall be deemed to be an
original, but such counterparts shall, together,
constitute only one instrument.
13.	Should any part of this Agreement be held
invalid by a court decision, statute, rule or
otherwise, the remainder of this Agreement shall not
be affected thereby. This Agreement shall be binding
upon and shall inure to the benefit of the parties
hereto and their respective successors.
14.	Any notice, advice or report to be given
pursuant to this Agreement shall be delivered or mailed:
To the Adviser at:

Old Mutual Capital, Inc.
4643 South Ulster Street,
Suite 600
Denver, CO 80237
Attn: General Counsel
To the Sub-
Adviser at:

Ashfield Capital
Partners, LLC
750 Battery
Street, Suite 600
San Francisco, CA
94111
Attn: President
To the Trust at:
Old Mutual Insurance
Series Fund
4643 South Ulster Street,
Suite 600
Denver, CO 80237
Attn: Secretary


15.	Where the effect of a requirement of the 1940
Act reflected in any provision of this Agreement is
altered by a rule, regulation or order of the
Commission, whether of special or general
application, such provision shall be deemed to
incorporate the effect of such rule, regulation or
order.
16.	As required by certain exemptive rules under
the 1940 Act, the Sub-Adviser is prohibited from consulting with the entities listed below concerning transactions for the Portfolio in securities or other assets:
1. other subadvisers to the Portfolio;
2. other subadvisers to a Trust
portfolio;
3. other subadvisers to a portfolio
under common control with the Portfolio.



IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below as of the day and year first written above.

OLD MUTUAL CAPITAL, INC.
OLD MUTUAL INSURANCE SERIES FUND


By:
By:
Name:
Name:
Title:
Title:




ASHFIELD CAPITAL PARTNERS, LLC



By:

Name:

Title:



SCHEDULE A
INTERIM SUB-ADVISORY AGREEMENT
BETWEEN
OLD MUTUAL INSURANCE SERIES FUND
OLD MUTUAL CAPITAL, INC.
AND
ASHFIELD CAPITAL PARTNERS, LLC
AS OF FEBRUARY 10, 2007
PORTFOLIOS AND SUB-ADVISORY FEE
PORTFOLIO
Sub-Advisory Fee Breakpoint Asset Thresholds


$0 to
less
than
$300
million
$300
million
to less
than
$500
million
$500
million
to less
than
$750
million
$750
million
to less
than
$1.0
billion
$1.0
billion
to less
than
$1.5
billion
$1.5
billion
to less
than
$2.0
billion
$2.0
billion
or
greater








Old Mutual
Large Cap
Growth
Portfolio
0.50%
0.45%
0.40%
0.35%
0.30%
0.25%
0.20%








Old Mutual
Large Cap
Growth
Concentrated
Portfolio
0.55%
0.50%
0.45%
0.40%
0.35%
0.30%
0.25%









Breakpoints will be calculated based on the total assets of each Fund.